SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 5, 1999

                         MOUNTAINS WEST EXPLORATION, INC.
             (Exact name of Registrant as specified in its charter)

       New Mexico                   0-9500                       85-0280415
   (State or other               (Commission                    IRS Employer
   jurisdiction of               File Number)                Identification No.
   Incorporation)

         616 Central Ave., S.E., Suite 213
             Albuquerque, New Mexico                              87102
      (Address of principal executive offices)                  (Zip code)


Registrant's telephone number, including area code 505-243-4949

                                       N/A
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or disposition of assets.

     In the third quarter 10QSB, notice was given that the Company was in default on its cash calls with the Papua New Guinea properties which consisted mostly of the original license PPL 56, now designated PDL 3, PPL 189 and PPL
190. All efforts which have been made to cure these defaults have failed. Sale of the properties as well as attempts to merge the Company with other public companies have failed. As of February 5, 1999 all of these properties have become the property of the Joint Venture Partners according to the terms of the Joint Operating Agreements. The final property PPL 203, which is also in default for past cash calls, is now on the market for sale. Management at this time cannot assure that PPL 203 can be sold.

     Worldwide economic conditions of the depressed oil and gas business have caused the complete devaluation of all oil and gas properties. A recent economic analysis of the Company's properties in Papua New Guinea has indicated that at current prices for oil and current producing capacity of the wells, that at the end of ten years production, the properties had a negative value thereby causing the Company's current situation.



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 1999

WESTLAND DEVELOPMENT CO., INC.


By: Robert A. Doak, Jr.
    ------------------------------
    Robert A. Doak, Jr., President